News Release

Trustmark Corporation Announces Second Quarter 2013 Financial Results
and Declares $0.23 Quarterly Dividend

JACKSON, Miss. – July 23, 2013 – Trustmark Corporation (NASDAQ:TRMK) announced net income available to common shareholders of $31.1 million in the second quarter of 2013, which resulted in diluted earnings per share of $0.46.  Trustmark’s performance during the quarter produced a return on average tangible common equity of 14.09% and a return on average assets of 1.06%.  During the first six months of 2013, Trustmark’s net income available to common shareholders totaled $56.0 million, or $0.84 per common share.   Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per common share payable September 15, 2013, to shareholders of record on September 1, 2013.

Gerard R. Host, President and CEO, stated, “Trustmark’s momentum continued to build during the second quarter as total revenue increased 7.2% to $142.9 million.  Our banking, mortgage banking, wealth management, and insurance businesses continued to perform well while credit quality continued to experience significant improvements, as evidenced by reduced net charge-offs and provisioning.  Thanks to our dedicated associates, solid profitability and strong capital base, we are well-positioned to continue providing value for our customers and shareholders.”

BancTrust Merger Update
On February 15, 2013, Trustmark completed its previously announced merger with BancTrust Financial Group, Inc.  (“BancTrust”), headquartered in Mobile, Alabama.  In March 2013, BancTrust’s operating systems were successfully converted to Trustmark’s banking platform.  Trustmark’s financial results in the second quarter of 2013 included revenue attributable to BancTrust of approximately $19.9 million and net income of $6.1 million; net income attributable to BancTrust included $2.0 million (after tax) from recoveries on pay-offs of acquired loans.

Credit Quality
•	Nonperforming assets declined 4.8% during second quarter
•	Improved credit quality reflected in reduced net charge-offs and provisioning

Nonperforming loans totaled $74.3 million at June 30, 2013, a decline of 10.8% from the prior quarter, while foreclosed other real estate totaled $117.7 million, a decline of 0.6% from the prior quarter.  Collectively, nonperforming assets totaled $192.0 million at June 30, 2013, a decrease of 4.8% from the prior quarter.

During the second quarter recoveries exceeded charge-offs, resulting in a net recovery of $771 thousand, which represented -0.05% of average loans, excluding acquired loans.  This compares to net recoveries of $1.1 million, or -0.08% of average loans, in the prior quarter. As a result of the net recovery position and improved credit quality, the provision for loan losses for loans held for investment was a negative $4.8 million in the second quarter.

Allocation of Trustmark’s $72.8 million allowance for loan losses represented 1.48% of commercial loans and 0.84% of consumer and home mortgage loans, resulting in an allowance to total loans held for investment of 1.31% at June 30, 2013, which represents a level management considers commensurate with the inherent risk in the loan portfolio.  The allowance for loan losses represented 158.8% of nonperforming loans, excluding impaired loans.

All of the above credit metrics exclude acquired loans and other real estate covered by FDIC loss-share agreement.

Balance Sheet Management
•	Loans held for investment increased $45.6 million
•	Net interest income (FTE) totaled $103.0 million, resulting in 4.02% net interest margin

Average earning assets totaled $10.3 billion during the second quarter, an increase of $839.7 million from the prior quarter, reflecting the first full quarter of operations following the BancTrust merger on February 15, 2013.  During the quarter, total average loans increased $406.3 million to $6.7 billion while investment securities expanded $433.2 million to $3.5 billion.  Average deposits totaled $9.8 billion, an increase of $940.4 million from the prior quarter; noninterest-bearing deposits represented 25.1% of total average deposits during the second quarter.

Net interest income (FTE) in the second quarter totaled $103.0 million, an increase of $10.3 million from the prior quarter, and resulted in a four basis point expansion of the net interest margin to 4.02%.  The expansion in the net interest margin reflects the significant increase in average acquired loan balances from the BancTrust merger as well as a favorable decline in the cost of interest-bearing liabilities.  Excluding acquired loans, the net interest margin compressed 11 basis points from the prior quarter to 3.55% as earning assets continued to reprice at lower rates more rapidly than did interest-bearing deposits.

Loans held for investment totaled $5.6 billion at June 30, 2013, an increase of $45.6 million from the prior quarter.  Growth was generally broad based by type as well as by geography.  Construction lending expanded $33.8 million during the quarter due to growth in Trustmark’s Texas, Mississippi, Alabama and Tennessee markets while commercial real estate loans increased $21.3 million, reflecting growth in Texas, Florida, Alabama and Mississippi.   Other real estate secured loans grew $17.9 million, principally due to growth in Trustmark’s Mississippi and Tennessee markets.  Increased lending to public entities and school districts in Mississippi and Alabama was reflected in other loan growth of $25.5 million.  During the quarter, the 1-4 family mortgage loan portfolio declined $15.4 million as Trustmark elected to sell the vast majority of its quarterly production of these lower-rate, longer-term mortgages in the secondary market rather than replace run-off in this portfolio.  Commercial and industrial loans declined $37.5 million, as growth in Alabama was more than offset by declines in Trustmark’s other markets during the quarter.

Capital Strength
•	Optimized capital base with redemption of $33.0 million in trust preferred securities
•	Total risk-based capital ratio of 13.89%

Trustmark’s common equity totaled $1.33 billion at June 30, 2013, down $26.1 million from March 31, 2013.  This decrease included a decline in accumulated other comprehensive loss, net of tax, of $44.5 million for the quarter resulting largely from a reduction of unrealized gains on available for sale securities in a rising interest rate environment.

Trustmark continued to optimize its capital base during the second quarter with the previously announced redemption of $33.0 million in trust preferred securities acquired in conjunction with the BancTrust merger.  At June 30, 2013, Trustmark’s tangible common equity to tangible assets ratio was 7.96% while the total risk-based capital ratio was 13.89%, significantly exceeding the 10.00% benchmark to be classified as “well-capitalized.”  Trustmark’s solid capital base provides the opportunity to support organic loan growth in an improving economy and enhance long-term shareholder value.

Noninterest Income
•	Service charges and bank card fees collectively increased $2.8 million, or 14.3%, from prior quarter
•	Insurance revenue expanded 10.7% to $8.0 million

Reflecting the continued success of Trustmark’s diversified financial services businesses, noninterest income totaled $43.7 million during the second quarter, including $3.0 million attributable to BancTrust.  Service charges on deposit accounts totaled $12.9 million in the second quarter, an increase of $1.2 million, or 10.7%, from the prior quarter principally attributable to BancTrust.  Bank card and other fees totaled $9.5 million in the second quarter, an increase of $1.6 million, or 19.7%, from the prior quarter.

Mortgage loan production in the second quarter totaled $424.3 million, up 8.2% from the prior quarter in part due to additional refinancing activity from the Home Affordable Refinance Program.  Total revenue from Trustmark’s mortgage banking unit totaled $8.3 million in the second quarter, down $3.3 million from the prior period principally due to lower secondary marketing gains resulting from tightening mortgage spreads during the quarter and lower positive mortgage servicing hedge ineffectiveness.

Insurance revenue totaled $8.0 million, an increase of 10.7% from the prior quarter and 11.6% relative to figures one year earlier due to expanded commercial insurance sales as well as the continued firming of insurance rates.  Wealth management income totaled $6.9 million in the second quarter, including income from BancTrust of approximately $1.1 million.  Wealth management income increased 0.9% from the prior quarter and 20.4% from levels one year earlier.

During the second quarter, other income decreased $954 thousand relative to the prior quarter due primarily to increased write-off of the FDIC indemnification asset resulting from the re-estimation of cash flows and loan payoffs.

Noninterest Expense
•	Achieved additional merger-related efficiencies
•	Operating expenses remain well-controlled

Noninterest expense in the second quarter totaled $107.2 million and included expenses of $11.4 million reflecting the first full quarter of operations following the BancTrust merger as well as non-routine litigation expense of $4.0 million related to a previously announced proposed settlement concerning Trustmark’s overdraft fees for insufficient funds on debit card purchases and ATM withdrawals.  Salaries and employee benefits expense totaled $55.4 million in the second quarter, including BancTrust-related expense of $5.7 million.  Excluding BancTrust-related expense, salaries and employee benefits expense totaled $49.7 million in the second quarter of 2013, up $1.0 million, or 2.1%, relative to comparable figures in the prior quarter.

Trustmark continued realignment of its branch network to enhance productivity and efficiency.  As previously announced, two of Trustmark’s Houston offices were consolidated into a new administrative office on April 1.  In addition, five overlapping offices in the Florida Panhandle were consolidated in May as a result of the BancTrust merger.  Trustmark is committed to investments to support profitable revenue growth as well as reengineering and efficiency opportunities to enhance shareholder value.

Trustmark anticipates completing its previously announced plans to purchase two branch offices and assume selected deposit accounts of approximately $11.7 million from SOUTHBank, F.S.B. in the Oxford, Mississippi market at the close of business on Friday, July 26, 2013.

Additional Information
As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, July 24, 2013, at 10:00 a.m. Central Time to discuss the Corporation’s financial results.  Interested parties may listen to the conference call by dialing (877) 317-6789, passcode 10008303, or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com.  A replay of the conference call will also be available through Thursday, August 8, 2013, in archived format at the same web address or by calling (877) 344-7529, passcode 10008303.

Trustmark Corporation is a financial services company providing banking and financial solutions through approximately 215 offices in Alabama, Florida, Mississippi, Tennessee and Texas.

Forward-Looking Statements
Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including the extent and duration of the current volatility in the credit and financial markets, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of the European financial crisis on the U.S. economy and the markets we serve, and monetary and other governmental actions designed to address the level and volatility of interest rates and the volatility of securities, currency and other markets, the enactment of legislation and changes in existing regulations, or enforcement practices, or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, changes in our compensation and benefit plans, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, natural disasters, environmental disasters, acts of war or terrorism, the ability to maintain relationships with customers, employees or suppliers as well as the ability to successfully integrate the business and realize cost savings and any other synergies from the BancTrust merger as well as the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect, and other risks described in our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:
Louis E. Greer
Treasurer and
Principal Financial Officer
601-208-2310

F. Joseph Rein, Jr.
Senior Vice President
601-208-6898

Trustmark Media Contact:
Melanie A. Morgan
Senior Vice President
601-208-2979

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION June 30, 2013 ($ in thousands) (unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	6/30/2013	3/31/2013	6/30/2012	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$3,259,086	$2,836,051	$2,341,475	$423,035	14.9%	$917,611	39.2%
Securities AFS-nontaxable	171,974	167,773	167,287	4,201	2.5%	4,687	2.8%
Securities HTM-taxable	59,678	48,632	30,136	11,046	22.7%	29,542	98.0%
Securities HTM-nontaxable	11,520	16,648	19,378	(5,128)	-30.8%	(7,858)	-40.6%
Total securities	3,502,258	3,069,104	2,558,276	433,154	14.1%	943,982	36.9%
Loans (including loans held for sale)	5,735,296	5,741,340	5,938,168	(6,044)	-0.1%	(202,872)	-3.4%
Acquired loans:
Noncovered loans	949,367	530,643	97,341	418,724	78.9%	852,026	n/m
Covered loans	43,425	49,815	70,217	(6,390)	-12.8%	(26,792)	-38.2%
Fed funds sold and rev repos	6,808	6,618	5,309	190	2.9%	1,499	28.2%
Other earning assets	34,752	34,661	29,654	91	0.3%	5,098	17.2%
Total earning assets	10,271,906	9,432,181	8,698,965	839,725	8.9%	1,572,941	18.1%
Allowance for loan losses	(84,574)	(86,447)	(92,223)	1,873	-2.2%	7,649	-8.3%
Cash and due from banks	284,056	270,740	272,283	13,316	4.9%	11,773	4.3%
Other assets	1,311,262	1,183,493	947,914	127,769	10.8%	363,348	38.3%
Total assets	$11,782,650	$10,799,967	$9,826,939	$982,683	9.1%	$1,955,711	19.9%

Interest-bearing demand deposits	$1,811,402	$1,703,336	$1,545,203	$108,066	6.3%	$266,199	17.2%
Savings deposits	3,060,437	2,767,747	2,467,546	292,690	10.6%	592,891	24.0%
Time deposits less than $100,000	1,419,381	1,268,619	1,169,532	150,762	11.9%	249,849	21.4%
Time deposits of $100,000 or more	1,029,498	893,104	813,530	136,394	15.3%	215,968	26.5%
Total interest-bearing deposits	7,320,718	6,632,806	5,995,811	687,912	10.4%	1,324,907	22.1%
Fed funds purchased and repos	312,865	266,958	280,726	45,907	17.2%	32,139	11.4%
Short-term borrowings	51,718	66,999	80,275	(15,281)	-22.8%	(28,557)	-35.6%
Long-term FHLB advances	9,575	4,580	-	4,995	n/m	9,575	n/m
Subordinated notes	49,882	49,874	49,850	8	0.0%	32	0.1%
Junior subordinated debt securities	82,460	77,989	61,856	4,471	5.7%	20,604	33.3%
Total interest-bearing liabilities	7,827,218	7,099,206	6,468,518	728,012	10.3%	1,358,700	21.0%
Noninterest-bearing deposits	2,451,547	2,199,043	1,998,077	252,504	11.5%	453,470	22.7%
Other liabilities	159,525	176,210	104,628	(16,685)	-9.5%	54,897	52.5%
Total liabilities	10,438,290	9,474,459	8,571,223	963,831	10.2%	1,867,067	21.8%
Shareholders' equity	1,344,360	1,325,508	1,255,716	18,852	1.4%	88,644	7.1%
Total liabilities and equity	$11,782,650	$10,799,967	$9,826,939	$982,683	9.1%	$1,955,711	19.9%

				Linked Quarter		Year over Year
PERIOD END BALANCES	6/30/2013	3/31/2013	6/30/2012	$ Change	% Change	$ Change	% Change
Cash and due from banks	$301,532	$242,896	$284,735	$58,636	24.1%	$16,797	5.9%
Fed funds sold and rev repos	7,869	5,926	6,725	1,943	32.8%	1,144	17.0%
Securities available for sale	3,511,683	3,546,083	2,592,807	(34,400)	-1.0%	918,876	35.4%
Securities held to maturity	70,338	73,666	47,867	(3,328)	-4.5%	22,471	46.9%
Loans held for sale (LHFS)	202,699	207,758	286,221	(5,059)	-2.4%	(83,522)	-29.2%
Loans held for investment (LHFI)	5,577,382	5,531,788	5,650,548	45,594	0.8%	(73,166)	-1.3%
Allowance for loan losses	(72,825)	(76,900)	(84,809)	4,075	-5.3%	11,984	-14.1%
Net LHFI	5,504,557	5,454,888	5,565,739	49,669	0.9%	(61,182)	-1.1%
Acquired loans:
Noncovered loans	922,453	1,003,127	94,013	(80,674)	-8.0%	828,440	n/m
Covered loans	40,820	47,589	66,015	(6,769)	-14.2%	(25,195)	-38.2%
Allowance for loan losses, acquired loans	(2,690)	(6,458)	(1,526)	3,768	-58.3%	(1,164)	76.3%
Net acquired loans	960,583	1,044,258	158,502	(83,675)	-8.0%	802,081	n/m
Net LHFI and acquired loans	6,465,140	6,499,146	5,724,241	(34,006)	-0.5%	740,899	12.9%
Premises and equipment, net	210,845	210,789	156,089	56	0.0%	54,756	35.1%
Mortgage servicing rights	60,380	51,529	43,580	8,851	17.2%	16,800	38.5%
Goodwill	368,315	366,366	291,104	1,949	0.5%	77,211	26.5%
Identifiable intangible assets	46,889	49,361	19,356	(2,472)	-5.0%	27,533	n/m
Other real estate, excluding covered other real estate	117,712	118,406	73,673	(694)	-0.6%	44,039	59.8%
Covered other real estate	5,147	5,879	6,482	(732)	-12.5%	(1,335)	-20.6%
FDIC indemnification asset	17,342	20,198	25,309	(2,856)	-14.1%	(7,967)	-31.5%
Other assets	477,421	452,512	332,657	24,909	5.5%	144,764	43.5%
Total assets	$11,863,312	$11,850,515	$9,890,846	$12,797	0.1%	$1,972,466	19.9%

Deposits:
Noninterest-bearing	$2,520,895	$2,534,287	$2,063,261	$(13,392)	-0.5%	$457,634	22.2%
Interest-bearing	7,296,697	7,375,144	5,932,596	(78,447)	-1.1%	1,364,101	23.0%
Total deposits	9,817,592	9,909,431	7,995,857	(91,839)	-0.9%	1,821,735	22.8%
Fed funds purchased and repos	374,021	219,769	297,669	154,252	70.2%	76,352	25.6%
Short-term borrowings	56,645	46,325	78,594	10,320	22.3%	(21,949)	-27.9%
Long-term FHLB advances	8,679	10,969	-	(2,290)	-20.9%	8,679	n/m
Subordinated notes	49,888	49,879	49,855	9	0.0%	33	0.1%
Junior subordinated debt securities	61,856	94,856	61,856	(33,000)	-34.8%	-	0.0%
Other liabilities	167,812	166,340	148,520	1,472	0.9%	19,292	13.0%
Total liabilities	10,536,493	10,497,569	8,632,351	38,924	0.4%	1,904,142	22.1%
Common stock	13,994	13,992	13,496	2	0.0%	498	3.7%
Capital surplus	342,359	342,233	283,023	126	0.0%	59,336	21.0%
Retained earnings	1,006,554	991,012	958,322	15,542	1.6%	48,232	5.0%
Accum other comprehensive
(loss) income, net of tax	(36,088)	5,709	3,654	(41,797)	n/m	(39,742)	n/m
Total shareholders' equity	1,326,819	1,352,946	1,258,495	(26,127)	-1.9%	68,324	5.4%
Total liabilities and equity	$11,863,312	$11,850,515	$9,890,846	$12,797	0.1%	$1,972,466	19.9%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION June 30, 2013 ($ in thousands except per share data) (unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	6/30/2013	3/31/2013	6/30/2012	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$67,750	$67,412	$72,949	$338	0.5%	$(5,199)	-7.1%
Interest and fees on acquired loans	20,987	12,782	5,097	8,205	64.2%	15,890	n/m
Interest on securities-taxable	18,547	16,539	17,352	2,008	12.1%	1,195	6.9%
Interest on securities-tax exempt-FTE	1,974	2,018	2,086	(44)	-2.2%	(112)	-5.4%
Interest on fed funds sold and rev repos	5	4	5	1	25.0%	-	0.0%
Other interest income	372	355	336	17	4.8%	36	10.7%
Total interest income-FTE	109,635	99,110	97,825	10,525	10.6%	11,810	12.1%
Interest on deposits	5,071	4,909	6,465	162	3.3%	(1,394)	-21.6%
Interest on fed funds pch and repos	88	81	142	7	8.6%	(54)	-38.0%
Other interest expense	1,513	1,490	1,359	23	1.5%	154	11.3%
Total interest expense	6,672	6,480	7,966	192	3.0%	(1,294)	-16.2%
Net interest income-FTE	102,963	92,630	89,859	10,333	11.2%	13,104	14.6%
Provision for loan losses, LHFI	(4,846)	(2,968)	650	(1,878)	63.3%	(5,496)	n/m
Provision for loan losses, acquired loans	(1,552)	130	1,672	(1,682)	n/m	(3,224)	n/m
Net interest income after provision-FTE	109,361	95,468	87,537	13,893	14.6%	21,824	24.9%
Service charges on deposit accounts	12,929	11,681	12,614	1,248	10.7%	315	2.5%
Insurance commissions	8,014	7,242	7,179	772	10.7%	835	11.6%
Wealth management	6,940	6,875	5,762	65	0.9%	1,178	20.4%
Bank card and other fees	9,507	7,945	8,179	1,562	19.7%	1,328	16.2%
Mortgage banking, net	8,295	11,583	11,184	(3,288)	-28.4%	(2,889)	-25.8%
Other, net	(2,145)	(1,191)	(1,150)	(954)	80.1%	(995)	86.5%
Nonint inc-excl sec gains (losses), net	43,540	44,135	43,768	(595)	-1.3%	(228)	-0.5%
Security gains (losses), net	174	204	(8)	(30)	-14.7%	182	n/m
Total noninterest income	43,714	44,339	43,760	(625)	-1.4%	(46)	-0.1%
Salaries and employee benefits	55,405	53,592	46,959	1,813	3.4%	8,446	18.0%
Services and fees	12,816	13,032	11,750	(216)	-1.7%	1,066	9.1%
Net occupancy-premises	6,703	5,955	4,954	748	12.6%	1,749	35.3%
Equipment expense	6,193	5,674	5,183	519	9.1%	1,010	19.5%
FDIC assessment expense	2,376	2,021	1,826	355	17.6%	550	30.1%
ORE/Foreclosure expense	5,131	3,820	2,388	1,311	34.3%	2,743	n/m
Other expense	18,571	18,051	14,899	520	2.9%	3,672	24.6%
Total noninterest expense	107,195	102,145	87,959	5,050	4.9%	19,236	21.9%
Income before income taxes and tax eq adj	45,880	37,662	43,338	8,218	21.8%	2,542	5.9%
Tax equivalent adjustment	3,735	3,655	3,411	80	2.2%	324	9.5%
Income before income taxes	42,145	34,007	39,927	8,138	23.9%	2,218	5.6%
Income taxes	11,024	9,141	10,578	1,883	20.6%	446	4.2%
Net income available to common shareholders	$31,121	$24,866	$29,349	$6,255	25.2%	$1,772	6.0%

Per common share data
Earnings per share - basic	$0.46	$0.38	$0.45	$0.08	21.1%	$0.01	2.2%

Earnings per share - diluted	$0.46	$0.38	$0.45	$0.08	21.1%	$0.01	2.2%

Dividends per share	$0.23	$0.23	$0.23	$-	0.0%	$-	0.0%

Weighted average common shares outstanding
Basic	67,162,530	65,983,204	64,771,530

Diluted	67,344,117	66,149,656	64,938,697

Period end common shares outstanding	67,163,195	67,151,087	64,775,694

OTHER FINANCIAL DATA
Return on common equity	9.29%	7.61%	9.40%
Return on average tangible common equity	14.09%	10.82%	12.74%
Return on assets	1.06%	0.93%	1.20%
Interest margin - Yield - FTE	4.28%	4.26%	4.52%
Interest margin - Cost	0.26%	0.28%	0.37%
Net interest margin - FTE	4.02%	3.98%	4.15%
Efficiency ratio (1)	70.44%	67.84%	66.26%
Full-time equivalent employees	3,119	3,164	2,598

COMMON STOCK PERFORMANCE
Market value-Close	$24.58	$25.01	$24.48
Common book value	$19.76	$20.15	$19.43
Tangible common book value	$13.57	$13.96	$14.64

(1) - Excludes nonrecurring income and expense items such as securities gains or losses, bargain purchase gains and non-routine acquisition related transaction expenses.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION June 30, 2013 ($ in thousands) (unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	6/30/2013	3/31/2013	6/30/2012	$ Change	% Change	$ Change	% Change
Nonaccrual loans
Alabama	$73	$-	$-	$73	n/m	$73	n/m
Florida	15,916	14,046	22,260	1,870	13.3%	(6,344)	-28.5%
Mississippi (2)	41,761	46,697	47,322	(4,936)	-10.6%	(5,561)	-11.8%
Tennessee (3)	4,482	4,877	11,171	(395)	-8.1%	(6,689)	-59.9%
Texas	12,086	17,702	18,927	(5,616)	-31.7%	(6,841)	-36.1%
Total nonaccrual loans	74,318	83,322	99,680	(9,004)	-10.8%	(25,362)	-25.4%
Other real estate
Alabama	27,245	28,870	-	(1,625)	-5.6%	27,245	n/m
Florida	35,025	30,662	23,324	4,363	14.2%	11,701	50.2%
Mississippi (2)	26,843	26,457	19,511	386	1.5%	7,332	37.6%
Tennessee (3)	15,811	18,339	18,850	(2,528)	-13.8%	(3,039)	-16.1%
Texas	12,788	14,078	11,988	(1,290)	-9.2%	800	6.7%
Total other real estate	117,712	118,406	73,673	(694)	-0.6%	44,039	59.8%
Total nonperforming assets	$192,030	$201,728	$173,353	$(9,698)	-4.8%	$18,677	10.8%

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$4,194	$2,772	$1,843	$1,422	51.3%	$2,351	n/m

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$14,003	$4,469	$35,270	$9,534	n/m	$(21,267)	-60.3%

	Quarter Ended			Linked Quarter		Year over Year
ALLOWANCE FOR LOAN LOSSES (4)	6/30/2013	3/31/2013	6/30/2012	$ Change	% Change	$ Change	% Change
Beginning Balance	$76,900	$78,738	$90,879	$(1,838)	-2.3%	$(13,979)	-15.4%
Provision for loan losses	(4,846)	(2,968)	650	(1,878)	63.3%	(5,496)	n/m
Charge-offs	(3,031)	(3,325)	(9,264)	294	-8.8%	6,233	-67.3%
Recoveries	3,802	4,455	2,544	(653)	-14.7%	1,258	49.4%
Net recoveries (charge-offs)	771	1,130	(6,720)	(359)	-31.8%	7,491	n/m
Ending Balance	$72,825	$76,900	$84,809	$(4,075)	-5.3%	$(11,984)	-14.1%

PROVISION FOR LOAN LOSSES (4)
Alabama	$232	$676	$-	$(444)	-65.7%	$232	n/m
Florida	(3,425)	(3,675)	(770)	250	-6.8%	(2,655)	n/m
Mississippi (2)	(520)	(1,920)	1,141	1,400	-72.9%	(1,661)	n/m
Tennessee (3)	(335)	(378)	839	43	-11.4%	(1,174)	n/m
Texas	(798)	2,329	(560)	(3,127)	n/m	(238)	42.5%
Total provision for loan losses	$(4,846)	$(2,968)	$650	$(1,878)	63.3%	$(5,496)	n/m

NET CHARGE-OFFS (4)
Alabama	$67	$11	$-	$56	n/m	$67	n/m
Florida	(1,426)	(849)	4,491	(577)	68.0%	(5,917)	n/m
Mississippi (2)	291	(290)	1,751	581	n/m	(1,460)	-83.4%
Tennessee (3)	103	249	536	(146)	-58.6%	(433)	-80.8%
Texas	194	(251)	(58)	445	n/m	252	n/m
Total net (recoveries) charge-offs	$(771)	$(1,130)	$6,720	$359	-31.8%	$(7,491)	n/m

CREDIT QUALITY RATIOS (1)
Net charge offs/average loans	-0.05%	-0.08%	0.46%
Provision for loan losses/average loans	-0.34%	-0.21%	0.04%
Nonperforming loans/total loans (incl LHFS)	1.29%	1.45%	1.68%
Nonperforming assets/total loans (incl LHFS)	3.32%	3.51%	2.92%
Nonperforming assets/total loans (incl LHFS) +ORE	3.26%	3.44%	2.88%
ALL/total loans (excl LHFS)	1.31%	1.39%	1.50%
ALL-commercial/total commercial loans	1.48%	1.56%	1.81%
ALL-consumer/total consumer and home mortgage loans	0.84%	0.94%	0.81%
ALL/nonperforming loans	97.99%	92.29%	85.08%
ALL/nonperforming loans -
(excl impaired loans)	158.75%	145.83%	186.45%

CAPITAL RATIOS
Common equity/total assets	11.18%	11.42%	12.72%
Tangible common equity/tangible assets	7.96%	8.20%	9.90%
Tangible common equity/risk-weighted assets	11.57%	11.92%	14.30%
Tier 1 leverage ratio	8.71%	9.83%	10.63%
Tier 1 common risk-based capital ratio	11.79%	11.79%	14.36%
Tier 1 risk-based capital ratio	12.55%	12.97%	15.26%
Total risk-based capital ratio	13.89%	14.42%	17.12%

(1) - Excludes Acquired Loans and Covered Other Real Estate
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes Acquired Loans

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION June 30, 2013 ($ in thousands) (unaudited)

	Quarter Ended					Six Months Ended
AVERAGE BALANCES	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012	6/30/2013	6/30/2012
Securities AFS-taxable	$3,259,086	$2,836,051	$2,466,738	$2,409,292	$2,341,475	$3,048,737	$2,334,524
Securities AFS-nontaxable	171,974	167,773	169,906	169,037	167,287	169,885	164,079
Securities HTM-taxable	59,678	48,632	26,510	28,333	30,136	54,186	31,703
Securities HTM-nontaxable	11,520	16,648	17,443	18,361	19,378	14,070	20,488
Total securities	3,502,258	3,069,104	2,680,597	2,625,023	2,558,276	3,286,878	2,550,794
Loans (including loans held for sale)	5,735,296	5,741,340	5,834,525	5,886,447	5,938,168	5,738,301	5,976,151
Acquired loans:
Noncovered loans	949,367	530,643	82,317	88,562	97,341	741,162	58,636
Covered loans	43,425	49,815	58,272	65,259	70,217	46,602	72,915
Fed funds sold and rev repos	6,808	6,618	8,747	6,583	5,309	6,714	7,439
Other earning assets	34,752	34,661	31,168	31,758	29,654	34,707	31,878
Total earning assets	10,271,906	9,432,181	8,695,626	8,703,632	8,698,965	9,854,364	8,697,813
Allowance for loan losses	(84,574)	(86,447)	(88,715)	(86,865)	(92,223)	(85,505)	(92,143)
Cash and due from banks	284,056	270,740	238,976	236,566	272,283	277,435	252,211
Other assets	1,311,262	1,183,493	972,748	958,030	947,914	1,247,729	933,092
Total assets	$11,782,650	$10,799,967	$9,818,635	$9,811,363	$9,826,939	$11,294,023	$9,790,973

Interest-bearing demand deposits	$1,811,402	$1,703,336	$1,545,967	$1,534,244	$1,545,203	$1,757,668	$1,545,124
Savings deposits	3,060,437	2,767,747	2,275,569	2,348,413	2,467,546	2,914,901	2,403,356
Time deposits less than $100,000	1,419,381	1,268,619	1,120,735	1,150,620	1,169,532	1,344,416	1,180,210
Time deposits of $100,000 or more	1,029,498	893,104	760,363	781,926	813,530	961,678	819,372
Total interest-bearing deposits	7,320,718	6,632,806	5,702,634	5,815,203	5,995,811	6,978,663	5,948,062
Fed funds purchased and repos	312,865	266,958	388,007	374,885	280,726	290,038	358,998
Short-term borrowings	51,718	66,999	85,313	81,773	80,275	59,316	82,536
Long-term FHLB advances	9,575	4,580	-	-	-	7,091	-
Subordinated notes	49,882	49,874	49,866	49,858	49,850	49,878	49,846
Junior subordinated debt securities	82,460	77,989	61,856	61,856	61,856	80,237	61,856
Total interest-bearing liabilities	7,827,218	7,099,206	6,287,676	6,383,575	6,468,518	7,465,223	6,501,298
Noninterest-bearing deposits	2,451,547	2,199,043	2,115,784	2,039,729	1,998,077	2,325,993	1,933,918
Other liabilities	159,525	176,210	126,953	114,454	104,628	167,821	113,648
Total liabilities	10,438,290	9,474,459	8,530,413	8,537,758	8,571,223	9,959,037	8,548,864
Shareholders' equity	1,344,360	1,325,508	1,288,222	1,273,605	1,255,716	1,334,986	1,242,109
Total liabilities and equity	$11,782,650	$10,799,967	$9,818,635	$9,811,363	$9,826,939	$11,294,023	$9,790,973

PERIOD END BALANCES	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012
Cash and due from banks	$301,532	$242,896	$231,489	$209,188	$284,735
Fed funds sold and rev repos	7,869	5,926	7,046	5,295	6,725
Securities available for sale	3,511,683	3,546,083	2,657,745	2,724,446	2,592,807
Securities held to maturity	70,338	73,666	42,188	45,484	47,867
Loans held for sale (LHFS)	202,699	207,758	257,986	324,897	286,221
Loans held for investment (LHFI)	5,577,382	5,531,788	5,592,754	5,527,963	5,650,548
Allowance for loan losses	(72,825)	(76,900)	(78,738)	(83,526)	(84,809)
Net LHFI	5,504,557	5,454,888	5,514,016	5,444,437	5,565,739
Acquired loans:
Noncovered loans	922,453	1,003,127	81,523	83,110	94,013
Covered loans	40,820	47,589	52,041	64,503	66,015
Allowance for loan losses, acquired loans	(2,690)	(6,458)	(6,075)	(4,343)	(1,526)
Net acquired loans	960,583	1,044,258	127,489	143,270	158,502
Net LHFI and acquired loans	6,465,140	6,499,146	5,641,505	5,587,707	5,724,241
Premises and equipment, net	210,845	210,789	154,841	155,467	156,089
Mortgage servicing rights	60,380	51,529	47,341	44,211	43,580
Goodwill	368,315	366,366	291,104	291,104	291,104
Identifiable intangible assets	46,889	49,361	17,306	18,327	19,356
Other real estate, excluding covered other real estate	117,712	118,406	78,189	82,475	73,673
Covered other real estate	5,147	5,879	5,741	5,722	6,482
FDIC indemnification asset	17,342	20,198	21,774	23,979	25,309
Other assets	477,421	452,512	374,412	353,857	332,657
Total assets	$11,863,312	$11,850,515	$9,828,667	$9,872,159	$9,890,846

Deposits:
Noninterest-bearing	$2,520,895	$2,534,287	$2,254,211	$2,118,853	$2,063,261
Interest-bearing	7,296,697	7,375,144	5,642,306	5,685,188	5,932,596
Total deposits	9,817,592	9,909,431	7,896,517	7,804,041	7,995,857
Fed funds purchased and repos	374,021	219,769	288,829	408,711	297,669
Short-term borrowings	56,645	46,325	86,920	83,612	78,594
Long-term FHLB advances	8,679	10,969	-	-	-
Subordinated notes	49,888	49,879	49,871	49,863	49,855
Junior subordinated debt securities	61,856	94,856	61,856	61,856	61,856
Other liabilities	167,812	166,340	157,305	186,061	148,520
Total liabilities	10,536,493	10,497,569	8,541,298	8,594,144	8,632,351
Common stock	13,994	13,992	13,506	13,496	13,496
Capital surplus	342,359	342,233	285,905	284,089	283,023
Retained earnings	1,006,554	991,012	984,563	973,182	958,322
Accum other comprehensive
(loss) income, net of tax	(36,088)	5,709	3,395	7,248	3,654
Total shareholders' equity	1,326,819	1,352,946	1,287,369	1,278,015	1,258,495
Total liabilities and equity	$11,863,312	$11,850,515	$9,828,667	$9,872,159	$9,890,846

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION June 30, 2013 ($ in thousands except per share data) (unaudited)

	Quarter Ended					Six Months Ended
INCOME STATEMENTS	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012	6/30/2013	6/30/2012
Interest and fees on LHFS & LHFI-FTE	$67,750	$67,412	$69,989	$72,554	$72,949	$135,162	$148,730
Interest and fees on acquired loans	20,987	12,782	4,859	5,229	5,097	33,769	8,034
Interest on securities-taxable	18,547	16,539	15,305	15,909	17,352	35,086	35,736
Interest on securities-tax exempt-FTE	1,974	2,018	2,066	2,089	2,086	3,992	4,188
Interest on fed funds sold and rev repos	5	4	9	6	5	9	11
Other interest income	372	355	337	339	336	727	666
Total interest income-FTE	109,635	99,110	92,565	96,126	97,825	208,745	197,365
Interest on deposits	5,071	4,909	5,061	5,725	6,465	9,980	13,818
Interest on fed funds pch and repos	88	81	140	135	142	169	313
Other interest expense	1,513	1,490	1,346	1,358	1,359	3,003	2,773
Total interest expense	6,672	6,480	6,547	7,218	7,966	13,152	16,904
Net interest income-FTE	102,963	92,630	86,018	88,908	89,859	195,593	180,461
Provision for loan losses, LHFI	(4,846)	(2,968)	(535)	3,358	650	(7,814)	3,943
Provision for loan losses, acquired loans	(1,552)	130	1,945	2,105	1,672	(1,422)	1,478
Net interest income after provision-FTE	109,361	95,468	84,608	83,445	87,537	204,829	175,040
Service charges on deposit accounts	12,929	11,681	12,391	13,135	12,614	24,610	24,825
Insurance commissions	8,014	7,242	6,887	7,533	7,179	15,256	13,785
Wealth management	6,940	6,875	6,181	5,612	5,762	13,815	11,263
Bank card and other fees	9,507	7,945	7,978	6,924	8,179	17,452	15,543
Mortgage banking, net	8,295	11,583	11,331	11,150	11,184	19,878	18,479
Other, net	(2,145)	(1,191)	(2,007)	512	(1,150)	(3,336)	2,608
Nonint inc-excl sec gains (losses), net	43,540	44,135	42,761	44,866	43,768	87,675	86,503
Security gains (losses), net	174	204	18	(1)	(8)	378	1,042
Total noninterest income	43,714	44,339	42,779	44,865	43,760	88,053	87,545
Salaries and employee benefits	55,405	53,592	49,724	47,404	46,959	108,997	93,391
Services and fees	12,816	13,032	12,572	11,682	11,750	25,848	22,497
Net occupancy-premises	6,703	5,955	5,023	5,352	4,954	12,658	9,892
Equipment expense	6,193	5,674	5,288	5,095	5,183	11,867	10,095
FDIC assessment expense	2,376	2,021	1,075	1,826	1,826	4,397	3,601
ORE/Foreclosure expense	5,131	3,820	3,173	1,702	2,388	8,951	6,290
Other expense	18,571	18,051	10,454	10,399	14,899	36,622	27,967
Total noninterest expense	107,195	102,145	87,309	83,460	87,959	209,340	173,733
Income before income taxes and tax eq adj	45,880	37,662	40,078	44,850	43,338	83,542	88,852
Tax equivalent adjustment	3,735	3,655	3,699	3,629	3,411	7,390	7,069
Income before income taxes	42,145	34,007	36,379	41,221	39,927	76,152	81,783
Income taxes	11,024	9,141	8,669	11,317	10,578	20,165	22,114
Net income available to common shareholders	$31,121	$24,866	$27,710	$29,904	$29,349	$55,987	$59,669

Per common share data
Earnings per share - basic	$0.46	$0.38	$0.43	$0.46	$0.45	$0.84	$0.92

Earnings per share - diluted	$0.46	$0.38	$0.43	$0.46	$0.45	$0.84	$0.92

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.46	$0.46

Weighted average common shares outstanding
Basic	67,162,530	65,983,204	64,785,457	64,778,329	64,771,530	66,576,125	64,534,284

Diluted	67,344,117	66,149,656	65,007,281	64,992,614	64,938,697	66,748,713	64,698,200

Period end common shares outstanding	67,163,195	67,151,087	64,820,414	64,779,937	64,775,694	67,163,195	64,775,694

OTHER FINANCIAL DATA
Return on common equity	9.29%	7.61%	8.56%	9.34%	9.40%	8.46%	9.66%
Return on average tangible common equity	14.09%	10.82%	11.51%	12.61%	12.74%	12.43%	13.07%
Return on assets	1.06%	0.93%	1.12%	1.21%	1.20%	1.00%	1.23%
Interest margin - Yield - FTE	4.28%	4.26%	4.23%	4.39%	4.52%	4.27%	4.56%
Interest margin - Cost	0.26%	0.28%	0.30%	0.33%	0.37%	0.27%	0.39%
Net interest margin - FTE	4.02%	3.98%	3.94%	4.06%	4.15%	4.00%	4.17%
Efficiency ratio (1)	70.44%	67.84%	67.80%	62.39%	66.26%	69.19%	64.99%
Full-time equivalent employees	3,119	3,164	2,666	2,632	2,598

COMMON STOCK PERFORMANCE
Market value-Close	$24.58	$25.01	$22.46	$24.34	$24.48
Common book value	$19.76	$20.15	$19.86	$19.73	$19.43
Tangible common book value	$13.57	$13.96	$15.10	$14.95	$14.64

(1) - Excludes nonrecurring income and expense items such as securities gains or losses, bargain purchase gains and non-routine acquisition related transaction expenses.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION June 30, 2013 ($ in thousands) (unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012
Nonaccrual loans
Alabama	$73	$-	$-	$-	$-
Florida	15,916	14,046	19,314	21,456	22,260
Mississippi (2)	41,761	46,697	38,960	32,041	47,322
Tennessee (3)	4,482	4,877	8,401	7,388	11,171
Texas	12,086	17,702	15,688	19,773	18,927
Total nonaccrual loans	74,318	83,322	82,363	80,658	99,680
Other real estate
Alabama	27,245	28,870	-	-	-
Florida	35,025	30,662	18,569	22,340	23,324
Mississippi (2)	26,843	26,457	27,771	27,113	19,511
Tennessee (3)	15,811	18,339	17,589	18,545	18,850
Texas	12,788	14,078	14,260	14,477	11,988
Total other real estate	117,712	118,406	78,189	82,475	73,673
Total nonperforming assets	$192,030	$201,728	$160,552	$163,133	$173,353

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$4,194	$2,772	$6,378	$5,699	$1,843

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$14,003	$4,469	$43,073	$39,492	$35,270

	Quarter Ended					Six Months Ended
ALLOWANCE FOR LOAN LOSSES(4)	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012	6/30/2013	6/30/2012
Beginning Balance	$76,900	$78,738	$83,526	$84,809	$90,879	$78,738	$89,518
Provision for loan losses	(4,846)	(2,968)	(535)	3,358	650	(7,814)	3,943
Charge-offs	(3,031)	(3,325)	(8,829)	(7,907)	(9,264)	(6,356)	(14,640)
Recoveries	3,802	4,455	4,576	3,266	2,544	8,257	5,988
Net recoveries (charge-offs)	771	1,130	(4,253)	(4,641)	(6,720)	1,901	(8,652)
Ending Balance	$72,825	$76,900	$78,738	$83,526	$84,809	$72,825	$84,809

PROVISION FOR LOAN LOSSES (4)
Alabama	$232	$676	$-	$-	$-	$908	$-
Florida	(3,425)	(3,675)	(706)	7	(770)	(7,100)	(31)
Mississippi (2)	(520)	(1,920)	2,031	466	1,141	(2,440)	5,293
Tennessee (3)	(335)	(378)	(1,037)	687	839	(713)	810
Texas	(798)	2,329	(823)	2,198	(560)	1,531	(2,129)
Total provision for loan losses	$(4,846)	$(2,968)	$(535)	$3,358	$650	$(7,814)	$3,943

NET CHARGE-OFFS (4)
Alabama	$67	$11	$-	$-	$-	$78	$-
Florida	(1,426)	(849)	(237)	(488)	4,491	(2,275)	5,986
Mississippi (2)	291	(290)	874	4,726	1,751	1	2,002
Tennessee (3)	103	249	(43)	438	536	352	759
Texas	194	(251)	3,659	(35)	(58)	(57)	(95)
Total net (recoveries) charge-offs	$(771)	$(1,130)	$4,253	$4,641	$6,720	$(1,901)	$8,652

CREDIT QUALITY RATIOS (1)
Net charge offs/average loans	-0.05%	-0.08%	0.29%	0.31%	0.46%	-0.07%	0.29%
Provision for loan losses/average loans	-0.34%	-0.21%	-0.04%	0.23%	0.04%	-0.27%	0.13%
Nonperforming loans/total loans (incl LHFS)	1.29%	1.45%	1.41%	1.38%	1.68%
Nonperforming assets/total loans (incl LHFS)	3.32%	3.51%	2.74%	2.79%	2.92%
Nonperforming assets/total loans (incl LHFS) +ORE	3.26%	3.44%	2.71%	2.75%	2.88%
ALL/total loans (excl LHFS)	1.31%	1.39%	1.41%	1.51%	1.50%
ALL-commercial/total commercial loans	1.48%	1.56%	1.59%	1.79%	1.81%
ALL-consumer/total consumer and home mortgage loans	0.84%	0.94%	0.97%	0.84%	0.81%
ALL/nonperforming loans	97.99%	92.29%	95.60%	103.56%	85.08%
ALL/nonperforming loans -
(excl impaired loans)	158.75%	145.83%	174.46%	174.09%	186.45%

CAPITAL RATIOS
Common equity/total assets	11.18%	11.42%	13.10%	12.95%	12.72%
Tangible common equity/tangible assets	7.96%	8.20%	10.28%	10.13%	9.90%
Tangible common equity/risk-weighted assets	11.57%	11.92%	14.56%	14.49%	14.30%
Tier 1 leverage ratio	8.71%	9.83%	10.97%	10.83%	10.63%
Tier 1 common risk-based capital ratio	11.79%	11.79%	14.63%	14.50%	14.36%
Tier 1 risk-based capital ratio	12.55%	12.97%	15.53%	15.40%	15.26%
Total risk-based capital ratio	13.89%	14.42%	17.22%	17.25%	17.12%

(1) - Excludes Acquired Loans and Covered Other Real Estate
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes Acquired Loans

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS June 30, 2013 ($ in thousands) (unaudited)

Note 1 – Business Combinations

Oxford, Mississippi Branches

On March 29, 2013, Trustmark National Bank (TNB), a subsidiary of Trustmark Corporation (Trustmark), announced the signing of a definitive Branch Purchase and Assumption Agreement (the Agreement) pursuant to which TNB will acquire the two branches of SOUTHBank, F.S.B. (SOUTHBank), serving the Oxford, Mississippi market.  The Agreement contemplates the assumption of selected deposit accounts of approximately $11.7 million as well as the purchase of the physical branch offices.  The proposed transaction, which is subject to customary closing conditions, is expected to be completed as of the close of business on July 26, 2013.  The proposed transaction is not material to Trustmark’s consolidated financial statements and is not considered a business combination in accordance with FASB ASC Topic 805, “Business Combinations.”

BancTrust Financial Group, Inc.

On February 15, 2013, Trustmark completed its merger with BancTrust Financial Group, Inc. (BancTrust), a 26-year-old bank holding company headquartered in Mobile, Alabama.  In accordance with the terms of the definitive agreement, the holders of BancTrust common stock received 0.125 of a share of Trustmark common stock for each share of BancTrust common stock in a tax-free exchange.  Trustmark issued approximately 2.24 million shares of its common stock for all issued and outstanding shares of BancTrust common stock.  The total value of the 2.24 million shares of Trustmark common stock issued to the BancTrust shareholders on the acquisition date was approximately $53.5 million, based on a closing stock price of $23.83 per share of Trustmark common stock on February 15, 2013.  At closing, Trustmark repurchased the $50.0 million of BancTrust preferred stock and associated warrant issued to the U.S. Department of Treasury under the Capital Purchase Program for approximately $52.6 million.

The acquisition of BancTrust is consistent with Trustmark’s strategic plan to selectively expand the Trustmark franchise.  The acquisition of BancTrust provided Trustmark entry into more than 15 markets in Alabama and enhanced the Trustmark franchise in the Florida Panhandle.

This acquisition was accounted for under the acquisition method in accordance with FASB ASC Topic 805. Accordingly, the assets and liabilities, both tangible and intangible, are recorded at their estimated fair values as of the acquisition date.  The fair values of assets acquired and liabilities assumed are subject to adjustment if additional information becomes available to indicate a more accurate or appropriate value for an asset or liability during the measurement period, which is not to exceed one year from the acquisition date of February 15, 2013.

During the second quarter of 2013, Trustmark recorded an additional $1.9 million in goodwill based on changes to the estimated fair value of certain acquired loans and other real estate.  These measurement period adjustments have been presented on a retrospective basis, consistent with applicable accounting guidance.  The estimated fair values were considered preliminary as of June 30, 2013 and are subject to refinement as additional information relative to the closing date fair values becomes available through the measurement period.  The statement of assets purchased and liabilities assumed in the BancTrust acquisition is presented below at their adjusted estimated fair values as of the acquisition date of February 15, 2013 ($ in thousands):

Assets:
Cash and due from banks	$141,616
Securities	528,016
Loans held for sale	1,050
Acquired noncovered loans	950,487
Premises and equipment, net	55,579
Identifiable intangible assets	33,498
Other real estate	40,103
Other assets	99,580
Total Assets	1,849,929

Liabilities:
Deposits	1,740,254
Other borrowings	64,051
Other liabilities	16,761
Total Liabilities	1,821,066

Net identified assets acquired at fair value	28,863
Goodwill	77,211
Net assets acquired at fair value	$106,074

The excess of the consideration paid over the estimated fair value of the net assets acquired was $77.2 million, which was recorded as goodwill under FASB ASC Topic 805.  The identifiable intangible assets acquired represent the core deposit intangible at fair value at the acquisition date.  The core deposit intangible is being amortized on an accelerated basis over the estimated useful life, currently expected to be approximately 10 years.

Loans acquired from BancTrust were evaluated under a fair value process involving various degrees of deterioration in credit quality since origination, and also for those loans for which it was probable at acquisition that Trustmark would not be able to collect all contractually required payments.  These loans, with the exception of revolving credit agreements and leases, are referred to as acquired impaired loans and are accounted for in accordance with FASB ASC Topic 310-30, “Loans and Debt Securities Acquired with Deteriorated Credit Quality.”

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS June 30, 2013 ($ in thousands) (unaudited)

Note 1 – Business Combinations (continued)

The operations of BancTrust are included in Trustmark’s operating results from February 15, 2013, and added revenue of $19.9 million and net income available to common shareholders of $6.1 million for the second quarter of 2013.  Included in BancTrust’s net income available to common shareholders for the second quarter of 2013 are recoveries on pay-offs of acquired loans of $2.0 million (after tax).

Included in Trustmark’s noninterest expense during the first quarter of 2013 are non-routine BancTrust transaction expenses totaling approximately $9.4 million (change in control and severance expense of $1.4 million included in salaries and benefits; professional fees, contract termination and other expenses of $7.9 million included in other expense).

Bay Bank & Trust Company

On March 16, 2012, Trustmark completed its merger with Bay Bank & Trust Co. (Bay Bank), a 76-year old financial institution headquartered in Panama City, Florida.  Trustmark acquired all outstanding common stock of Bay Bank for approximately $22 million in cash and stock, comprised of $10 million in cash and the issuance of approximately 510 thousand shares of Trustmark common stock valued at $12 million.  This acquisition was accounted for under the acquisition method in accordance with FASB ASC Topic 805.  Accordingly, the assets and liabilities, both tangible and intangible, are recorded at their estimated fair values as of the acquisition date.  The purchase price allocation was deemed preliminary as of March 31, 2012 and was finalized in the second quarter of 2012.

The statement of assets purchased and liabilities assumed in the Bay Bank acquisition is presented below at their estimated fair values as of the acquisition date of March 16, 2012 ($ in thousands):

Assets:
Cash and due from banks	$88,154
Securities available for sale	26,369
Acquired noncovered loans	97,914
Premises and equipment, net	9,466
Identifiable intangible assets	7,017
Other real estate	2,569
Other assets	3,471
Total Assets	234,960

Liabilities:
Deposits	208,796
Other liabilities	526
Total Liabilities	209,322

Net assets acquired at fair value	25,638
Consideration paid to Bay Bank	22,003

Bargain purchase gain	3,635
Income taxes	-
Bargain purchase gain, net of taxes	$3,635

The bargain purchase gain represents the excess of the net of the estimated fair value of the assets acquired and liabilities assumed over the consideration paid to Bay Bank.  Initially, Trustmark recognized a bargain purchase gain of $2.8 million during the first quarter of 2012 and subsequently increased the bargain purchase gain by $881 thousand during the second quarter of 2012 as the fair values associated with the Bay Bank acquisition were finalized.  The gain of $3.6 million recognized by Trustmark is considered a gain from a bargain purchase under FASB ASC Topic 805 and is included in other noninterest income.  Included in noninterest expense during the first quarter of 2012 are non-routine Bay Bank transaction expenses totaling approximately $2.6 million (change in control and severance expense of $672 thousand included in salaries and benefits; contract termination and other expenses of $1.9 million included in other expense).

Loans acquired from Bay Bank were evaluated under a fair value process involving various degrees of deterioration in credit quality since origination, and also for those loans for which it was probable at acquisition that Trustmark would not be able to collect all contractually required payments.  These loans, with the exception of revolving credit agreements, are referred to as acquired impaired loans and are accounted for in accordance with FASB ASC Topic 310-30.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS June 30, 2013 ($ in thousands) (unaudited)

Note 2 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity ($ in thousands):

	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012
SECURITIES AVAILABLE FOR SALE
U.S. Treasury securities	$505	$506	$-	$-	$-
U.S. Government agency obligations
Issued by U.S. Government agencies	139,066	141,226	10	18	22
Issued by U.S. Government sponsored agencies	133,791	186,293	105,735	60,671	72,923
Obligations of states and political subdivisions	212,204	218,467	215,761	215,900	213,826
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	46,330	51,138	19,902	21,352	22,367
Issued by FNMA and FHLMC	227,927	241,365	208,564	237,886	264,018
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	2,156,320	2,090,516	1,466,366	1,565,290	1,570,226
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	361,575	377,070	399,780	381,207	354,453
Asset-backed securities	233,965	239,502	241,627	242,122	91,293
Corporate debt securities	-	-	-	-	3,679
Total securities available for sale	$3,511,683	$3,546,083	$2,657,745	$2,724,446	$2,592,807

SECURITIES HELD TO MATURITY
Obligations of states and political subdivisions	$30,295	$33,071	$36,206	$37,669	$38,351
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	2,547	2,932	3,245	3,435	3,745
Issued by FNMA and FHLMC	567	569	572	580	583
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	-	-	-	1,624	3,000
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	36,929	37,094	2,165	2,176	2,188
Total securities held to maturity	$70,338	$73,666	$42,188	$45,484	$47,867

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of approximately 92% of the portfolio in GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of membership in the Federal Home Loan Bank of Dallas, Federal Home Loan Bank of Atlanta and Federal Reserve Bank, Trustmark does not hold any equity investment in any GSE.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS June 30, 2013 ($ in thousands) (unaudited)

Note 3 – Loan Composition

LHFI BY TYPE (excluding acquired loans)	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012
Loans secured by real estate:
Construction, land development and other land loans	$519,263	$485,419	$468,975	$460,599	$464,349
Secured by 1-4 family residential properties (1)	1,414,871	1,430,293	1,497,480	1,511,514	1,621,865
Secured by nonfarm, nonresidential properties	1,406,930	1,385,669	1,410,264	1,397,536	1,392,293
Other real estate secured	192,568	174,680	189,949	184,804	192,376
Commercial and industrial loans	1,169,327	1,206,851	1,169,513	1,163,681	1,142,282
Consumer loans	160,318	160,253	171,660	181,896	196,718
Other loans	714,105	688,623	684,913	627,933	640,665
LHFI	5,577,382	5,531,788	5,592,754	5,527,963	5,650,548
Allowance for loan losses	(72,825)	(76,900)	(78,738)	(83,526)	(84,809)
Net LHFI	$5,504,557	$5,454,888	$5,514,016	$5,444,437	$5,565,739

(1) Previously reported 3/31/2013 balance was increased by $57.4 million due to the misclassification of the proceeds received from the GNMA delinquent loan sale, which should have decreased Other Assets.

ACQUIRED NONCOVERED LOANS BY TYPE	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012
Loans secured by real estate:
Construction, land development and other land loans	$132,116	$138,442	$10,056	$11,504	$13,154
Secured by 1-4 family residential properties	184,928	209,658	19,404	18,032	18,954
Secured by nonfarm, nonresidential properties	318,603	339,953	45,649	47,114	53,272
Other real estate secured	34,869	32,208	669	378	512
Commercial and industrial loans	206,338	235,286	3,035	3,371	4,822
Consumer loans	27,420	32,694	2,610	2,575	3,153
Other loans	18,179	14,886	100	136	146
Noncovered loans	922,453	1,003,127	81,523	83,110	94,013
Allowance for loan losses	(112)	(1,961)	(1,885)	(817)	(62)
Net noncovered loans	$922,341	$1,001,166	$79,638	$82,293	$93,951

ACQUIRED COVERED LOANS BY TYPE	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012
Loans secured by real estate:
Construction, land development and other land loans	$3,662	$3,875	$3,924	$3,714	$3,683
Secured by 1-4 family residential properties	18,899	20,980	23,990	24,949	27,218
Secured by nonfarm, nonresidential properties	13,341	17,355	18,407	28,291	27,464
Other real estate secured	2,929	3,365	3,567	4,198	4,580
Commercial and industrial loans	543	648	747	1,803	1,382
Consumer loans	173	179	177	172	205
Other loans	1,273	1,187	1,229	1,376	1,483
Covered loans	40,820	47,589	52,041	64,503	66,015
Allowance for loan losses	(2,578)	(4,497)	(4,190)	(3,526)	(1,464)
Net covered loans	$38,242	$43,092	$47,851	$60,977	$64,551

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS June 30, 2013 ($ in thousands) (unaudited)

Note 3 – Loan Composition (continued)
	June 30, 2013
LHFI - COMPOSITION BY REGION (1)	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$519,263	$6,976	$81,982	$260,588	$46,453	$123,264
Secured by 1-4 family residential properties	1,414,871	1,876	48,361	1,205,131	137,289	22,214
Secured by nonfarm, nonresidential properties	1,406,930	7,456	151,360	747,660	155,089	345,365
Other real estate secured	192,568	3,885	5,508	145,885	9,888	27,402
Commercial and industrial loans	1,169,327	9,207	11,730	776,215	96,661	275,514
Consumer loans	160,318	5,766	2,460	131,823	17,579	2,690
Other loans	714,105	9,023	24,968	579,980	31,496	68,638
Loans	$5,577,382	$44,189	$326,369	$3,847,282	$494,455	$865,087

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION (1)
Lots	$48,459	$252	$31,247	$13,055	$888	$3,017
Development	72,660	-	9,148	42,729	4,216	16,567
Unimproved land	142,970	1,985	39,055	62,371	15,419	24,140
1-4 family construction	81,058	3,337	2,532	56,507	1,520	17,162
Other construction	174,116	1,402	-	85,926	24,410	62,378
Construction, land development and other land loans	$519,263	$6,976	$81,982	$260,588	$46,453	$123,264

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION (1)
Income producing:
Retail	$147,926	$575	$40,289	$56,413	$18,806	$31,843
Office	178,142	2,205	35,442	88,632	6,987	44,876
Nursing homes/assisted living	100,307	-	-	91,651	4,527	4,129
Hotel/motel	64,430	-	853	29,094	25,208	9,275
Industrial	54,172	703	8,823	12,785	144	31,717
Health care	20,154	213	-	10,827	113	9,001
Convenience stores	9,169	-	-	5,988	744	2,437
Other	153,903	2,667	20,854	72,510	4,802	53,070
Total income producing loans	728,203	6,363	106,261	367,900	61,331	186,348

Owner-occupied:
Office	105,474	396	14,594	63,427	3,742	23,315
Churches	80,270	-	3,143	43,397	26,206	7,524
Industrial warehouses	95,028	213	3,224	44,435	3,312	43,844
Health care	105,630	-	14,058	60,635	15,491	15,446
Convenience stores	59,769	-	1,698	35,335	3,764	18,972
Retail	36,763	-	3,737	24,859	3,076	5,091
Restaurants	30,817	-	889	23,572	4,606	1,750
Auto dealerships	13,876	-	333	11,721	1,772	50
Other	151,100	484	3,423	72,379	31,789	43,025
Total owner-occupied loans	678,727	1,093	45,099	379,760	93,758	159,017

Loans secured by nonfarm, nonresidential properties	$1,406,930	$7,456	$151,360	$747,660	$155,089	$345,365

(1) Excludes acquired loans.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS June 30, 2013 ($ in thousands) (unaudited)

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended					Six Months Ended
	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012	6/30/2013	6/30/2012
Securities – taxable	2.24%	2.33%	2.44%	2.60%	2.94%	2.28%	3.04%
Securities – nontaxable	4.31%	4.44%	4.39%	4.43%	4.49%	4.38%	4.56%
Securities – total	2.35%	2.45%	2.58%	2.73%	3.06%	2.40%	3.15%
Loans - LHFI & LHFS	4.74%	4.76%	4.77%	4.90%	4.94%	4.75%	5.00%
Acquired loans	8.48%	8.93%	13.75%	13.52%	12.23%	8.64%	12.28%
Loans - total	5.29%	5.14%	4.98%	5.12%	5.14%	5.22%	5.16%
FF sold & rev repo	0.29%	0.25%	0.41%	0.36%	0.38%	0.27%	0.30%
Other earning assets	4.29%	4.15%	4.30%	4.25%	4.56%	4.22%	4.20%
Total earning assets	4.28%	4.26%	4.23%	4.39%	4.52%	4.27%	4.56%

Interest-bearing deposits	0.28%	0.30%	0.35%	0.39%	0.43%	0.29%	0.47%
FF pch & repo	0.11%	0.12%	0.14%	0.14%	0.20%	0.12%	0.18%
Other borrowings	3.13%	3.03%	2.72%	2.79%	2.85%	3.08%	2.87%
Total interest-bearing liabilities	0.34%	0.37%	0.41%	0.45%	0.50%	0.36%	0.52%

Net interest margin	4.02%	3.98%	3.94%	4.06%	4.15%	4.00%	4.17%
Net interest margin excluding acquired loans	3.55%	3.66%	3.77%	3.89%	4.00%	3.60%	4.05%

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets.  In addition, the table includes net interest margin excluding acquired loans, which equals reported net interest income-FTE excluding interest income on acquired loans, annualized, as a percent of average earning assets excluding average acquired loans.

The net interest margin expanded 4 basis points during the second quarter of 2013 primarily due to the significant increase in average acquired loans as well as a favorable decline in the cost of interest-bearing liabilities.  The net interest margin excluding acquired loans compressed 11 basis points as earning assets continued to reprice at lower rates, which was partially offset by lower deposit costs.

During the second quarter of 2013, the yield on average acquired loans includes approximately $6.5 million in recoveries, or an annualized 2.66% of the average acquired loan balance.  Approximately $3.0 million of the recoveries occurred from pay-offs of acquired covered loans, which contributed to the write-down of the indemnification asset as provided in Note 6 – Other Noninterest Income and Expense.

Note 5 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates.  These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP).  Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR.  The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates.  Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions.  The impact of this strategy resulted in a net positive ineffectiveness of $121 thousand and $172 thousand for the quarters ended June 30, 2013 and 2012, respectively.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Six Months Ended
	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012	6/30/2013	6/30/2012
Mortgage servicing income, net	$4,385	$4,267	$4,441	$3,984	$3,891	$8,652	$7,777
Change in fair value-MSR from runoff	(2,756)	(2,460)	(2,631)	(2,751)	(2,320)	(5,216)	(4,426)
Gain on sales of loans, net	7,597	10,165	12,034	9,114	6,302	17,762	12,771
Other, net	(1,052)	(1,649)	(1,789)	2,608	3,139	(2,701)	3,203
Mortgage banking income before hedge ineffectiveness	8,174	10,323	12,055	12,955	11,012	18,497	19,325
Change in fair value-MSR from market changes	6,467	1,127	(418)	(3,282)	(5,926)	7,594	(5,678)
Change in fair value of derivatives	(6,346)	133	(306)	1,477	6,098	(6,213)	4,832
Net positive (negative) hedge ineffectiveness	121	1,260	(724)	(1,805)	172	1,381	(846)
Mortgage banking, net	$8,295	$11,583	$11,331	$11,150	$11,184	$19,878	$18,479

During the first quarter of 2013, Trustmark exercised its option to repurchase delinquent loans serviced for GNMA. These loans were subsequently sold to a third party under different repurchase provisions. Trustmark retained the servicing for these loans, which are fully guaranteed by FHA/VA. As a result of this repurchase and sale, the loans are no longer carried as "LHFS-Guaranteed GNMA serviced loans" (see pages 3 and 6).  The transaction resulted in a gain of $534 thousand, which was recorded during the first quarter of 2013 and is included in the table above as "Gain on sales of loans, net.”

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS June 30, 2013 ($ in thousands) (unaudited)

Note 6 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Six Months Ended
	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012	6/30/2013	6/30/2012
Partnership amortization for tax credit purposes	$(2,221)	$(2,117)	$(3,202)	$(2,302)	$(1,491)	$(4,338)	$(2,913)
Bargain purchase gain on acquisition	-	-	-	-	881	-	3,635
Decrease in FDIC indemnification asset	(2,317)	(1,365)	(743)	(609)	(2,289)	(3,682)	(2,370)
Other miscellaneous income	2,393	2,291	1,938	3,423	1,749	4,684	4,256
Total other, net	$(2,145)	$(1,191)	$(2,007)	$512	$(1,150)	$(3,336)	$2,608

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low income housing tax credits or historical tax credits).  These investments are recorded based on the equity method of accounting, which requires the equity in partnership losses to be recognized when incurred and are recorded as a reduction in other income.  The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

As previously mentioned in Note 1 – Business Combinations, during the second quarter of 2012, the bargain purchase gain for Bay Bank was increased $881 thousand from $2.8 million that was recorded during the first quarter of 2012, as the fair values associated with the Bay Bank acquisition were finalized.  In addition, during the second quarter of 2013, other noninterest income included a write-down of the FDIC indemnification asset of $2.3 million on acquired covered loans obtained from Heritage as a result of loan payoffs and improved cash flow projections and lower loss expectations for loan pools.

During the third quarter of 2012, Trustmark completed the sale of the Performance Funds by Trustmark Investment Advisors, Inc. (TIA) to Federated Investors, Inc. (Federated) and certain of Federated’s subsidiaries, pursuant to the terms of the previously announced definitive agreement between Federated, TIA, and TNB.  The sale resulted in a gain of $1.2 million for Trustmark, which was recorded as other miscellaneous income.

Other noninterest expense consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Six Months Ended
	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012	6/30/2013	6/30/2012
Loan expense	$4,267	$2,995	$3,274	$3,150	$8,299	$7,262	$13,824
Non-routine transaction expenses on acquisition	-	7,920	-	-	-	7,920	1,917
Amortization of intangibles	2,472	1,442	1,022	1,028	1,028	3,914	1,738
Other miscellaneous expense	11,832	5,694	6,158	6,221	5,572	17,526	10,488
Total other expense	$18,571	$18,051	$10,454	$10,399	$14,899	$36,622	$27,967

Other miscellaneous expense increased during the second quarter of 2013 due to a non-routine litigation expense of $4.0 million related to a proposed settlement on Trustmark’s overdraft fees for insufficient funds on debit card purchases and ATM withdrawals as previously disclosed in the Form 8-K filed on June 26, 2013.

As previously mentioned in Note 1 – Business Combinations, during the first quarter of 2013, Trustmark incurred $7.9 million of non-routine BancTrust transaction expenses in other noninterest expense.  These non-routine transaction expenses include $2.2 million of professional fees and $5.7 million of contract termination and other expenses.

During the second quarter of 2012, Trustmark updated its quarterly analysis of mortgage loan putback exposure.  This analysis, along with recent trends of increased mortgage loan putback activity in the mortgage industry, resulted in Trustmark providing an additional reserve of approximately $4.0 million in loan expense in the second quarter of 2012.  At June 30, 2013, the reserve for mortgage loan servicing putback expenses totaled $5.9 million.  Notwithstanding significant changes in future behaviors and the demand patterns of investors, Trustmark believes that it is appropriately reserved for potential mortgage loan putback requests.

Note 7 – Non-GAAP Financial Measures

In addition to capital ratios defined by GAAP and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy.  Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations.  These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators.  Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios.  Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations. Also there may be limits in the usefulness of these measures to investors. As a result, Trustmark encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure. The following table reconciles Trustmark’s calculation of these measures to amounts reported under GAAP.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS June 30, 2013 ($ in thousands) (unaudited)

	Note 7 - Non-GAAP Financial Measures (continued)
			Quarter Ended					Six Months Ended
			6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012	6/30/2013	6/30/2012
	TANGIBLE COMMON EQUITY
	AVERAGE BALANCES
	Total shareholders' common equity		$1,344,360	$1,325,508	$1,288,222	$1,273,605	$1,255,716	$1,334,986	$1,242,109
Less:	Goodwill		(366,592)	(324,902)	(291,104)	(291,104)	(291,104)	(345,862)	(291,104)
	Identifiable intangible assets		(48,402)	(35,187)	(17,933)	(18,971)	(17,762)	(41,831)	(16,233)
	Total average tangible common equity		$929,366	$965,419	$979,185	$963,530	$946,850	$947,293	$934,772

	PERIOD END BALANCES
	Total shareholders' common equity		$1,326,819	$1,352,946	$1,287,369	$1,278,015	$1,258,495
Less:	Goodwill		(368,315)	(366,366)	(291,104)	(291,104)	(291,104)
	Identifiable intangible assets		(46,889)	(49,361)	(17,306)	(18,327)	(19,356)
	Total tangible common equity	(a)	$911,615	$937,219	$978,959	$968,584	$948,035

	TANGIBLE ASSETS
	Total assets		$11,863,312	$11,850,515	$9,828,667	$9,872,159	$9,890,846
Less:	Goodwill		(368,315)	(366,366)	(291,104)	(291,104)	(291,104)
	Identifiable intangible assets		(46,889)	(49,361)	(17,306)	(18,327)	(19,356)
	Total tangible assets	(b)	$11,448,108	$11,434,788	$9,520,257	$9,562,728	$9,580,386

	Risk-weighted assets	(c)	$7,878,281	$7,862,884	$6,723,259	$6,684,820	$6,631,887

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income available to common shareholders			$31,121	$24,866	$27,710	$29,904	$29,349	$55,987	$59,669
Plus:	Intangible amortization net of tax		1,526	890	631	635	635	2,416	1,073
Net income adjusted for intangible amortization			$32,647	$25,756	$28,341	$30,539	$29,984	$58,403	$60,742

	Period end common shares outstanding	(d)	67,163,195	67,151,087	64,820,414	64,779,937	64,775,694

TANGIBLE COMMON EQUITY MEASUREMENTS
	Return on average tangible common equity 1		14.09%	10.82%	11.51%	12.61%	12.74%	12.43%	13.07%
	Tangible common equity/tangible assets	(a)/(b)	7.96%	8.20%	10.28%	10.13%	9.90%
	Tangible common equity/risk-weighted assets	(a)/(c)	11.57%	11.92%	14.56%	14.49%	14.30%
	Tangible common book value	(a)/(d)*1,000	$13.57	$13.96	$15.10	$14.95	$14.64

TIER 1 COMMON RISK-BASED CAPITAL
	Total shareholders' equity		$1,326,819	$1,352,946	$1,287,369	$1,278,015	$1,258,495
	Eliminate qualifying AOCI		36,088	(5,709)	(3,395)	(7,248)	(3,654)
	Qualifying tier 1 capital		60,000	93,000	60,000	60,000	60,000
	Disallowed goodwill		(368,315)	(366,366)	(291,104)	(291,104)	(291,104)
Adj to goodwill allowed for deferred taxes			13,740	13,388	13,035	12,683	12,330
	Other disallowed intangibles		(46,889)	(49,361)	(17,306)	(18,327)	(19,356)
	Disallowed servicing intangible		(6,038)	(5,153)	(4,734)	(4,421)	(4,358)
	Disallowed deferred taxes		(26,411)	(12,575)	-	-	-
	Total tier 1 capital		$988,994	$1,020,170	$1,043,865	$1,029,598	$1,012,353
Less:	Qualifying tier 1 capital		(60,000)	(93,000)	(60,000)	(60,000)	(60,000)
	Total tier 1 common capital	(e)	$928,994	$927,170	$983,865	$969,598	$952,353

	Tier 1 common risk-based capital ratio	(e)/(c)	11.79%	11.79%	14.63%	14.50%	14.36%

1 Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible common equity